NL INDUSTRIES, INC.                  Contact: Gregory M. Swalwell
Three Lincoln Centre                          Vice President,  Finance and Chief
5430 LBJ Freeway, Suite 1700                     Financial Officer
Dallas, Texas   75240-2697                    (972) 233-1700
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PRESS RELEASE
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[LOGO GOES HERE]

FOR IMMEDIATE RELEASE



              NL INDUSTRIES, INC. ANNOUNCES CASH QUARTERLY DIVIDEND


     DALLAS, TEXAS - October 27, 2005 - NL Industries, Inc. (NYSE: NL) announced today that its board of directors has declared a regular quarterly dividend of twenty-five cents ($0.25) per share on its common stock to be paid in cash. The dividend is payable on December 28, 2005 to shareholders of record at the close of business on December 9, 2005.

     NL Industries, Inc. is engaged in the component products (precision ball bearing slides, security products and ergonomic computer support systems), titanium dioxide pigments and other businesses.

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